Carolina Power & Light Company
BALANCE SHEETS                                                     September 30           December 31
(In thousands)                                                 1995            1994           1994
------------------------------------------------------------------------------------------------------
                         ASSETS

Electric Utility Plant
  Electric utility plant in service                      $   9,354,427    $  9,076,667  $   9,190,874
  Accumulated depreciation                                  (3,413,489)     (3,132,176)    (3,196,139)
------------------------------------------------------------------------------------------------------
         Electric utility plant in service, net              5,940,938       5,944,491      5,994,735
  Held for future use                                           13,304          13,222         13,195
  Construction work in progress                                177,606         193,286        170,390
  Nuclear fuel, net of amortization                            181,720         181,399        171,164
------------------------------------------------------------------------------------------------------
         Total Electric Utility Plant, Net                   6,313,568       6,332,398      6,349,484
------------------------------------------------------------------------------------------------------

Current Assets
  Cash and cash equivalents                                     14,868          48,419         80,239
  Accounts receivable                                          345,894         314,790        302,218
  Fuel                                                          58,137          71,439         96,136
  Materials and supplies                                       127,385         121,934        122,720
  Prepayments                                                   56,577          41,233         52,988
  Other current assets                                          31,844          26,896         24,129
------------------------------------------------------------------------------------------------------
         Total Current Assets                                  634,705         624,711        678,430
------------------------------------------------------------------------------------------------------

Deferred Debits and Other Assets
  Income taxes recoverable
   through future rates                                        386,581         381,981        384,375
  Abandonment costs                                             60,528          75,237         71,079
  Harris Plant deferred costs                                  113,240         132,194        127,824
  Unamortized debt expense                                      59,599          64,567         63,302
  Miscellaneous other property and investments                 439,992         313,766        360,611
  Other assets and deferred debits                             170,061         190,651        176,058
------------------------------------------------------------------------------------------------------
         Total Deferred Debits and Other Assets              1,230,001       1,158,396      1,183,249
------------------------------------------------------------------------------------------------------
            Total Assets                                 $   8,178,274    $  8,115,505  $   8,211,163
======================================================================================================
             CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                    $   2,633,751    $  2,627,338  $   2,586,179
  Preferred stock - redemption not required                    143,801         143,801        143,801
  Long-term debt, net                                        2,684,408       2,502,893      2,530,773
------------------------------------------------------------------------------------------------------
         Total Capitalization                                5,461,960       5,274,032      5,260,753
------------------------------------------------------------------------------------------------------
Current Liabilities
  Current portion of long-term debt                             53,000         252,050        275,050
  Notes payable (principally commercial paper)                  17,000          15,000         68,100
  Accounts payable                                             122,635         133,691        285,610
  Taxes accrued                                                168,696         155,901          4,650
  Interest accrued                                              49,785          50,969         54,569
  Dividends declared                                            69,103          70,207         70,658
  Deferred fuel credit                                          35,460          10,584         28,344
  Other current liabilities                                     72,006          65,696         67,161
------------------------------------------------------------------------------------------------------
         Total Current Liabilities                             587,685         754,098        854,142
------------------------------------------------------------------------------------------------------
Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                          1,640,364       1,586,643      1,628,430
  Accumulated deferred investment tax credits                  244,393         254,935        252,051
  Other liabilities and deferred credits                       243,872         245,797        215,787
------------------------------------------------------------------------------------------------------
         Total Deferred Credits and Other Liabilities        2,128,629       2,087,375      2,096,268
------------------------------------------------------------------------------------------------------
Commitments and Contingencies (Note 4)

            Total Capitalization and Liabilities         $   8,178,274    $  8,115,505  $   8,211,163
======================================================================================================

SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock (Note 3)                                  $   1,439,814    $  1,534,029  $   1,510,956
  Unearned ESOP common stock                                  (191,526)       (206,654)      (204,947)
  Capital stock issuance expense                                  (790)           (790)          (790)
  Retained earnings                                          1,386,253       1,300,753      1,280,960
------------------------------------------------------------------------------------------------------
         Total Common Stock Equity                       $   2,633,751    $  2,627,338  $   2,586,179
======================================================================================================

 ......................................................................................................
See Supplemental Data and Notes to Financial Statements.